EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference, constituting a part of the Company's Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032; Form S-8 No. 333-67055; Form S-8 No.
333-20229;  Form  S-8 No.  333-58843;  Form  S-8  No.  333-32140;  Form  S-8 No.
333-37894;  Form  S-8 No.  333-01528;  Form  S-8  No.  333-30871;  Form  S-8 No.
333-58845;  Form  S-3 No.  333-30232,  Form S-3 No.  333-52702  and Form S-1 No.
333-116714) of our report dated December 10, 2004 (December 21, 2004 as to Notes 15 and 16 and April 8, 2005 as to Note 18) relating to the 2004 and 2003 consolidated financial statements and schedule of Cape Systems Group, Inc. (formally Vertex Interactive, Inc.) appearing in this amended Annual Report on Form 10-K/A, which report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/ J.H. Cohn LLP

Roseland, New Jersey
October 4, 2005